Execution Version

EARNOUT AGREEMENT

THIS EARNOUT AGREEMENT (this “Agreement”) is made as of the September 10, 2024, by and among Farmhouse Inc., a Nevada Corporation (“Buyer”), Nappy Dranks, LLC a Delaware limited liability company ("Nappy Boy"), and GSB Holdings, LLC, a Nevada limited liability company ("GSB" and, together with Nappy Boy, “Sellers”), and Thrown, LLC, a Delaware limited liability company (the “Company”).  Company, Buyer and Sellers are collectively referred to herein as the “Parties”.

WITNESSETH:

WHEREAS, Company, Sellers and Buyer are parties to that certain equity exchange agreement dated as of the same date hereof (the “Share Exchange Agreement”) which provides for Buyer to purchase all of the Membership Units of the Company (terms used in this Agreement which are not defined herein shall have the meaning given to such term in the Share Exchange Agreement);

WHEREAS, the Share Exchange Agreement provides that the Buyer and Company will enter into this Agreement with Sellers to provide for earnout payments to Sellers conditioned on the profits of the Company meeting or exceeding the benchmarks set forth herein; and

WHEREAS, the Parties now desire to enter into this Agreement to set forth the terms and conditions for the earnout contemplated by the Share Exchange Agreement.

NOW, THEREFORE, in consideration of the promises and of the respective representations and warranties set forth in this Agreement, and of the covenants and agreements contained herein, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE 1

Definitions

1.1Definitions.

“Affiliate” means, with respect to any entity, an entity that directly or indirectly controls or is controlled by, or is under common control with, as the case may be, the relevant entity.

“Earnout Period”—calculated from the date of Closing as provided in the Share Exchange Agreement, for Year 1, the twelve (12)-month period immediately following the Closing Date (the “First Year Period”); for Year 2, the twelve (12)-month period immediately following Year 1 (the “Second Year Period”) and for Year 3, the twelve (12)-month period immediately following Year 2 (the “Third Year Period”).  Earnout Periods shall be comprised of whole months, meaning if the Closing Date is on or between the 1st to 15th of any month, Year 1 begins on the first day of such month.  If the Closing Date is on or between the 16th to last day of any month, Year begins on the first day of the following month.

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“Independent Accountants”—a recognized national or regional independent accounting firm mutually acceptable to Buyer and Seller.  If Buyer and Sellers cannot agree on a firm within fifteen (15) days from any event that requires selection of such a firm, then Buyer and Sellers shall each select an accountant who is a certified public accountant and the two accountants so selected shall within fifteen (15) days thereafter mutually agree on a recognized national or regional independent accounting firm.

“Licensed Products” products manufactured, marketed, sold, or distributed by the Company pursuant to the Thrown Brand License Agreement dated April 19, 2024 by and between Nappy Boy and the Company.

“Revenues” - shall mean the gross invoice price charged for Licensed Products sold directly or indirectly by or for the account of the Company, less only actual returns or discounts in lieu of returns and rebates, volume discounts, slotting fees or other incentives collectively not to exceed 10% (ten percent) in any quarter.  No deduction of any kind may be made from Company’s gross invoice price or royalties.  No deduction shall be taken for costs incurred in manufacturing, selling, distributing, advertising), uncollectible accounts, commissions, or any other amounts.

“Trading Day” means any day on which the primary market on which shares of Buyer’s common stock are listed is open for trading.

ARTICLE 2

Earnout Payment

2.1Earnout Payments. Following the consummation of the Transactions contemplated by the Share Exchange Agreements,  and in addition to the FMHS Stock deliverable at the Closing thereof, Buyer shall issue to Sellers up to an additional thirteen million dollars ($13,000,000) worth of common stock of Buyer (the “Earnout Shares”), pro rata as set forth below, promptly following the achievement of the conditions set forth below.

(a)Sellers are eligible for an Earnout payment in the amount of five million dollars ($5,000,000) for the First Year Period provided the Revenue (in US dollars) for the twelve month- period post-closing is at least three million dollars ($3,000,000).  To qualify for the earnout, the Revenue should be at least five hundred thousand dollars ($500,000) and the earnout will be zero (0) for any Revenue under five hundred thousand dollars ($500,000); For post-closing, 12-month Revenue between five hundred thousand dollars ($500,000) and above, there will be a prorated Earnout with no limits on upside earning potential.  The actual earnout amount paid would be 3X Revenue (three times Revenue) and will be paid as Earnout Shares. For the First Year Period, the price per share of Earnout Shares shall be the average closing price of Buyer’s common stock during the thirty (30) Trading Days prior to the end of the First Year Period; provided, however, that in no event, shall the price be less than $0.75 per share.

(b)Sellers are eligible for an Earnout payment in the amount of five million dollars ($5,000,000) for the Second Year Period provided the Revenue (in US dollars) for the 13-24th month- period post-closing is at least nine million dollars ($9,000,000).  To qualify for the earnout, the Revenue should be at least one million five hundred thousand dollars ($1,500,000) and the earnout will be zero (0) for any Revenue under one million five hundred thousand dollars

Execution Version

($1,500,000). For post-closing 13-24 months Revenue between one million five hundred thousand dollars ($1,500,000) and above, there will be a prorated Earnout with no limits on upside earning potential.  The actual earnout amount paid would be 3X Revenue (three times Revenue) and will be paid as Earnout Shares. For the Second Year Period, the price per share of Earnout Shares shall be the average closing price of Buyer’s common stock during the thirty (30) Trading Days prior to the end of the Second Year Period; provided, however, that in no event, shall the price be less than $0.75 per share.

Sellers are eligible for an Earnout payment in the amount of three million dollars ($3,000,000) for the Third Year Period provided the Revenue (in US dollars) for the 25-36th month period post-closing is at least fifteen million dollars ($15,000,000).  To qualify for the earnout, the Revenue should be at least two million dollars ($2,000,000) and the earnout will be 0 for any Revenue under two million dollars ($2,000,000). For post-closing 25-36th months Revenue between two million dollars ($2,000,000) and above, there will be a prorated Earnout with no limits on upside earning potential.  The actual earnout amount paid would be 1.5X Revenue (one and half times Revenue) and will be paid as Earnout Shares. For the Third Year Period, the price per share of Earnout Shares shall be the average closing price of Buyer’s common stock during the thirty (30) Trading Days prior to the end of the Third Year Period; provided, however, that in no event, shall the price be less than $0.75 per share.

ARTICLE 3

Procedure

3.1Procedure.

(a)Promptly following the end of each Earnout Period, Buyer shall prepare
(i) an income statement of the Company for the Earnout Period, which shall be prepared in accordance with GAAP as consistently applied by the Company (the “Income Statement”), and (ii) a computation of Revenue (the “Computation Notice”).  Buyer shall deliver the Income Statement and the Computation Notice to Sellers within forty-five (45) days following the end of the applicable Earnout Period.

(b)Upon execution of such access letters as may be reasonably required by the Company, Sellers shall be given reasonable access during normal business hours to (and copies of) all the Company’s books, records, and other documents, including work papers, worksheets, notes, and schedules used in preparation of the Income Statement and its computation of Revenue in the Computation Notice for the purpose of reviewing the Income Statement and the Computation Notice.

(c)If, within ten (10) days following delivery of the Income Statement and the Computation Notice to Sellers, Sellers has not given Buyer notice of an objection as to any amounts set forth on the Income Statement or the computation of Revenue in the Computation Notice (which notice shall state in reasonable detail the basis of Sellers’ objection) (the “Objection Notice”), the Revenue as computed by Buyer will be final, binding, and conclusive on the Parties.

(d)If Sellers timely gives Buyer an Objection Notice, and if Sellers and Buyer fail to resolve the issues raised in the Objection Notice within fifteen (15) days after giving the

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Objection Notice, Sellers and Buyer shall submit the issues remaining in dispute for resolution to an Independent Accounting  Firm selected from any of the considered Big Four accounting firms located in the US at the time resolution is required or such other Independent Accounting Firm as is mutually agreed by the Parties.

(e)The Parties shall negotiate in good faith in order to seek agreement on the procedures to be followed by the Independent Accountants, including procedures with regard to the presentation of evidence.  If the Parties are unable to agree upon procedures within ten (10) days of the submission to the Independent Accountants, the Independent Accountants shall establish such procedures giving due regard to the intention of the Parties to resolve disputes as promptly, efficiently, and inexpensively as possible, which procedures may, but need not, be those proposed by either Buyer or Sellers.  The Independent Accountants shall be directed to resolve only those issues in dispute and render a written report on their resolution of disputed issues with respect to the Income Statement and the Computation Notice as promptly as practicable, but no later than sixty (60) days after the date on which the Independent Accountants are engaged.  The determination of Revenue by the Independent Accountants will be based solely on written submissions of Buyer, on the one hand, and Sellers, on the other hand, and will not involve independent review.  Any determination by the Independent Accountants will not be outside the range established by the amounts in (i) the Income Statement and the computation of Revenue in the Computation Notice proposed by Buyer, and (ii) Sellers’ proposed adjustments thereto.  Such determination will be final, binding, and conclusive on the Parties.

(f)If the computation of Revenue is submitted to the Independent Accountants for resolution:

(i)The Parties shall execute any agreement required by the Independent Accountants to accept their engagement pursuant to this Section 3;

(ii)The Parties shall promptly furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that Party or its accountants or other representatives, and shall be afforded the opportunity to present to the Independent Accountants, with a copy to the other Party, any other written material relating to the disputed issues;

(iii)The determination by the Independent Accountants, as set forth in a report to be delivered by the Independent Accountants to the Parties, will include all the changes in the Income Statement and the computation of Revenue in the Computation Notice required as a result of the determination made by the Independent Accountants.

ARTICLE 4

Miscellaneous

4.1Entire Agreement.  This Agreement, together with the other agreements among the Parties executed and delivered concurrently herewith, supersedes all prior agreements, whether written or oral, between the Parties with respect to its subject matter and constitutes a complete

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and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.

4.2Modification.  This Agreement may only be amended, supplemented, or otherwise modified by a writing executed by the Parties.

4.3Assignments and Successors.  No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior consent of the other Parties.  Any purported assignment of rights or delegation of obligations in violation of this Section 4.3 will be void.  Subject to the foregoing, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the heirs, executors, administrators, legal representatives, successors, and permitted assigns of the Parties.

4.4Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Delaware are mandatorily applicable to the Transactions.

4.5Remedies Cumulative.  The rights and remedies of the Parties are cumulative and not alternative.

4.6Consent to Jurisdiction; Waiver of Trial. To the extent that any court action is required to enforce any provision of this Agreement, the Parties hereby agree to exclusive jurisdiction of the courts of Georgia.  Accordingly, with respect to any such court action, the Parties agree to (i) submit to the personal jurisdiction of such courts; (ii) consent to service of process, and (iii) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.  The Parties agree any dispute arising under this Agreement shall be determined by a bench trial without jury, and the Parties hereby waive their right to a jury trial in any such dispute.

4.7No Waiver.  Neither any failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable legal requirements: (i) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be waived by a Party, in whole or in part, unless made in a writing signed by such Party; (ii) a waiver given by a Party will only be applicable to the specific instance for which it is given; and (iii) no notice to or demand on a Party will (A) waive or otherwise affect any obligation of that Party or (B) affect the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

4.8Notices.  All notices and other communications required or permitted by this Agreement shall be given in accordance with Section 7.1 of the Share Exchange Agreement.

4.9Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full

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force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

4.10Counterparts; Electronic Signatures.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy and all of which, when taken together, will be deemed to constitute one and the same agreement, and will be effective when counterparts have been signed by each of the Parties and delivered to the other Parties.  A manual signature on this Agreement, which image is transmitted electronically, will constitute an original signature for all purposes.  The delivery of copies of this Agreement, including executed signature pages where required, by electronic transmission will constitute effective delivery of this Agreement for all purposes.

[Signature pages follow]

Execution Version

IN WITNESS WHEREOF, the Parties have duly executed this Earnout Agreement as of the date first hereinabove written.

BUYER:

FARMHOUSE INC.

 By:

Evan Horowitz, CEO

SELLERS

NAPPY BOY DRANKS, LLC

By:_____________________

Name: Faheem Rashad Najm (p/k/a T-Pain)

Title: Member

GSB HOLDINGS, LLC

By:_____________________

Name: Jason Tucker

Title: Manager

COMPANY:

THROWN, LLC

By:

Name: Faheem Rashad Najm (p/k/a T-Pain)

Title: CEO